UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 9, 2023
____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North Mopac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NATI	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of National Instruments Corporation (the “Company”) was held on May 9, 2023 (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders voted on the following four proposals and cast their votes as described below.

1.	The Company’s stockholders elected each of the following individuals to serve on the Board for a term of three years, or until his successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Michael E. McGrath	78,028,194	26,111,150	10,061,442
Alexander M. Davern	90,782,448	13,356,896	10,061,442

2.	The Company’s stockholders approved, on an advisory (non-binding) basis, the Company’s executive compensation program.

Votes For	Votes Against	Abstentions	Broker Non-Votes
94,861,931	5,988,631	3,288,782	10,061,442

3.	The Company’s stockholders approved, on an advisory (non-binding) basis, the frequency of stockholder votes on the Company’s executive compensation program.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
98,441,080	28,333	3,236,399	2,433,532	10,061,442

4.	The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2023.

Votes For	Votes Against	Abstentions
110,512,833	3,318,440	369,513

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ R. Eddie Dixon, Jr.
Name: R. Eddie Dixon, Jr. Title: Chief Legal Officer, Senior Vice President & Secretary

Date:  May 10, 2023